EXHIBIT 5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in registration statements No. 33-87192 on Form S-8 and No. 333-06097 on Form S-3 of Consolidated Graphics, Inc. of our report dated May 30, 1996, with respect to the balance sheets of Eagle Press as of April 30, 1996 and December 31, 1995, and the related statements of income, proprietor's equity, and cash flows for the four months ended April 30, 1996, and for the year ended December 31, 1996, which report appears in the Form 8-K/A of Consolidated Graphics, Inc. dated July 12, 1996.

Houston, Texas
August 14, 1996